UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________________________________
FORM 8-K
 ______________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2020
________________________________________________________________________________
UNDER ARMOUR, INC.
 ________________________________________________________________________________

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (410) 454-6428
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	UAA	New York Stock Exchange
Class C Common Stock	UA	New York Stock Exchange
(Title of each class)	(Trading Symbols)	(Name of each exchange on which registered)
 ________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 2.05. Costs Associated With Exit or Disposal Activities.

On February 11, 2020, Under Armour, Inc. (the “Company”) announced it was assessing a potential 2020 restructuring plan designed to rebalance the Company’s cost base to further improve profitability and cash flow generation, and on March 31, 2020, its Board of Directors approved this restructuring plan. This restructuring plan was developed prior to assessing the potential impacts of the COVID-19 pandemic on the Company’s business and the Company continues to evaluate what actions may be necessary related to the pandemic.

In connection with the restructuring plan, the Company expects to incur total estimated pre-tax restructuring and related charges in the range of $475 million to $525 million during 2020 primarily consisting of up to approximately:

•$175 million of cash restructuring charges, comprised of up to: $55 million in facility and lease termination costs, $25 million in employee severance and benefit costs, and $95 million in contract termination and other restructuring costs; and

•$350 million of non-cash charges comprised of an impairment of $290 million related to the Company’s New York City flagship store and $60 million of intangibles and other asset related impairments.

The Company anticipates approximately $300 million of restructuring and related charges to be incurred as of March 31, 2020, including the impairment charges related to its New York flagship store. The Company currently anticipates that the remaining restructuring and related charges will occur by the end of 2020.

This disclosure contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements, and include statements regarding anticipated charges and restructuring costs and the timing of these measures. These forward-looking statements are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the estimated future impact of these restructuring charges and costs to differ materially from the forward-looking statements. These risks include the Company’s ability to successfully execute its restructuring plan, higher than anticipated costs in implementing the restructuring plan, management distraction from ongoing business activities, damage to the Company’s reputation and brand image and workforce attrition beyond planned restructuring related reductions. Additional information regarding other factors that could cause the Company’s results to differ can be found in the Company’s press release attached hereto as Exhibit 99.1, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and the Company’s subsequent filings with the U.S. Securities and Exchange Commission. The forward-looking statements contained in this disclosure reflect the Company’s views and assumptions only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which this disclosure is made or to reflect the occurrence of unanticipated events.

Item 7.01. Regulation FD Disclosure

In addition to the 2020 restructuring plan disclosed above, the Company also announced actions it is taking to address the financial impact of the COVID-19 pandemic, including the continuation of store closures and certain impacts for its U.S. retail and distribution teammates. The Company further announced that it is withdrawing its first quarter and full-year 2020 outlook provided on February 11, 2020.

A copy of Under Armour’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit
99.1	Under Armour, Inc. press release dated April 3, 2020.
101	XBRL Instance Document - The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: April 3, 2020	By:	/s/ David E. Bergman
David E. Bergman
Chief Financial Officer